Exhibit 10.8

ASSERTIO THERAPEUTICS, INC.
AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

NOTICE OF GRANT OF STOCK OPTION AWARD

[Name]
[Address]
[City, State Zip]

RE:         Grant of Stock Option

Section A

Grant Number:
Grant Date:	, 20__
Type of Grant:
Option Shares:
Purchase Price Per Share:
Vesting Base Date:	, 20__

Section B

Shares	Vest Type	Fully Vested Date	Expiration Date
	[On Vest Date]	, 20	, 20
	[Monthly]	, 20	, 20
	[Monthly]	, 20	, 20
	[Monthly]	, 20	, 20
	[Monthly]	, 20	, 20

Dear [Name]:

I am pleased to confirm that Assertio Therapeutics, Inc. (the “Company”) has granted you an option to purchase shares of our common stock under the Assertio Therapeutics, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”).

General Terms

The basic terms of your option grant are identified in the information block at the top of this offer letter, but other important terms and conditions are described in the Plan, this award notice and the Plan Prospectus.  By accepting this option, you and the Company agree that this option is granted under and governed by the terms and conditions of this award notice, the Plan and the Plan Prospectus, each of which is attached and made a part of this document.  You further acknowledge and agree that you have reviewed each of the foregoing documents in their entirety.  You further agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to this award notice, the Plan or the Plan Prospectus. Copies of the Plan and Plan Prospectus are available at www.etrade.com and on request from our Human Resources Department. Capitalized terms used and not defined herein will have the meaning set forth in the Plan.

Vesting, Purchase and Payment

Subject to the Plan and your continued employment or service to the Company, your Option Shares (as defined in Section A) vest (and this option becomes exercisable) as set forth in Section B, the above Vest Type schedule, so that the Option Shares will become vested and purchasable on the Fully Vested Date(s), as shown above.

Vesting in Section B on the first line of the above detailed option starts from the Vesting Base Date in Section A.  However, if this option has more than one line of vesting shares, then each additional line will start vesting from the Fully Vested Date on the line directly above it.  These additional lines of vesting shares do not start vesting from the Vesting Base Date in Section A.

If you decide to purchase shares under this option, you will be required either to submit your exercise electronically at www.etrade.com or submit a completed exercise agreement on a form approved by the Company, together with payment for the shares.  You may pay for the shares (plus any associated withholding taxes) using cash, a check, a wire transfer or any other form of payment listed in Section 11 of the Plan and permitted by the Committee at the time you wish to exercise.  Shares available under this option must be purchased, if at all, no later than the Expiration Date in Section B.

Termination of Employment

The following provisions apply in the event of your Termination (as defined below):

(a)
In General. Except otherwise provided below, after your Termination your Option Shares shall be exercisable to the extent (but only to the extent) they are vested on the date of your Termination and only during the 90-day period after your Termination, but in no event after the Expiration Date. To the extent you do not exercise your Option Shares within the time specified for exercise, your Option Shares shall automatically terminate.

(b)
Death or Disability. In the case of Termination due to your death, your Option Shares may be exercised as described in the Plan Prospectus.  In the case of Termination due to disability, if a guardian or conservator has been appointed to act for you and has been granted this authority as part of that appointment, that guardian or conservator may exercise the Option Shares on your behalf. To the extent Option Shares are not so exercised within the time specified for their exercise, the Option Shares shall automatically terminate.

(c)
Divestiture. If your Termination is due to a Divestiture (as defined below), the Board may take any one or more of the actions described in Section 15(c) of the Plan with respect to your Option Shares.Termination for Cause. If your Termination is due to Cause, all of your Option Shares shall automatically terminate and cease to be exercisable at the time of your Termination. “Cause” means employment-related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment-related conduct that is likely to cause significant injury to the Company, an affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense whether or not employment-related), in each case as determined by the Committee. Cause shall not require that a civil judgment or criminal conviction have been entered against or guilty plea shall have been made by you regarding any of the matters referred to in the previous sentence. Accordingly, the Committee shall be entitled to determine Cause based on the Committee’s good faith belief. If you are criminally charged with a felony or similar offense, that shall be a sufficient, but not a necessary, basis for such a belief.

Certain Tax Consequences

If this option is an Incentive Stock Option (as defined in Section 3 of the Plan) then it shall be treated as such to the fullest extent permitted by Section 422 of the Code.  In the event that the Option Shares are disposed of within two years after the Grant Date or within one year after exercise of this option, immediately prior to the disposition you agree to promptly notify the Company in writing of the date and terms of the disposition and will provide such other information regarding the disposition as the Company may reasonably require.

Definitions

For purposes of this award notice, if the Company or an affiliate sells or otherwise transfers equity securities of an affiliate to a person or entity other than the Company or an affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board may specify that such transaction or event constitutes a “Divestiture.”  “Termination” means that you have ceased to be, with or without any cause or for any reason, an Employee, Director or Consultant.  However, unless so determined by the Committee, Termination shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an affiliate to cease being an affiliate shall be treated as the Termination of that affiliate’s Employees, Directors and Consultants.

ASSERTIO THERAPEUTICS, INC.
AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT AND AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Assertio Therapeutics, Inc. Amended and Restated 2014 Omnibus Incentive Plan, as amended (the “Plan”) will have the same defined meanings in this Notice of Restricted Stock Unit Grant and Award Agreement (the “Award Agreement”).

Awardee Name

Address

NOTICE OF GRANT

You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan, the Plan Prospectus and this Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Number of Restricted Stock Units

Vesting Schedule

The Restricted Stock Unit and Awardee’s right to acquire any shares of Common Stock (“Shares”) hereunder will immediately terminate upon Termination (as defined below) of Awardee.

By Awardee’s acceptance of this Award of Restricted Stock Units, Awardee and Assertio Therapeutics, Inc. (the “Company”) agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan, this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, and the Plan Prospectus, all of which are made a part of this document. Awardee has reviewed the Plan, this Award Agreement and the Plan Prospectus in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan, this Award Agreement and the Plan Prospectus. Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, this Award Agreement or the Plan Prospectus. Awardee further agrees to notify the Company upon any change in the residence address indicated above.

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1.
Grant. The Company hereby grants to the individual named in the Notice of Grant section of this Award Agreement (the “Awardee”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement, the Plan and the Plan Prospectus, each of which is incorporated herein by reference. Copies of the Plan and Plan Prospectus are available at www.etrade.com, and are available on request from the Company’s Human Resources Department. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

2.
Company’s Obligation to Pay. Subject to deferral under Section 5, each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Awardee will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Section 3 will be paid to Awardee (or in the event of Awardee’s death, to his or her estate) in whole Shares, subject to Awardee satisfying any applicable tax withholding obligations. Subject to the provisions of Section 4 and Section 5, such vested Restricted Stock Units will be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2-1/2) months from the end of the Company’s tax year that includes the vesting date.  Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, settle all or a portion of the vested Restricted Stock Units in cash based on the Fair Market Value of a Share on the vesting date.

3.
Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant section of this Award Agreement. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Awardee in accordance with any of the provisions of this Award Agreement if Awardee has been Terminated prior to the date such vesting occurs.

4.
Committee Discretion. Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Awardee’s Termination (provided that such Termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Awardee is a “specified employee” within the meaning of Section 409A at the time of such Termination and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Awardee on or within the six (6) month period following Awardee’s Termination, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Awardee’s Termination, unless the Awardee dies following his or her Termination, in which case, the Restricted Stock Units will be paid in Shares to the Awardee’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement to comply with or be exempt from the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5.
 Election to Defer Distribution. If the distribution is subject to U.S. tax law, an eligible Awardee may be allowed to elect to defer the distribution of some or all of the Restricted Stock Units. Such election shall be in accordance with rules established by the Committee and in general must be received in writing by the Company no later than the date specified by the Committee in connection with the establishment of procedures for deferral. The deferral, if elected, will result in the transfer of the Restricted Stock Units into the Company’s deferred compensation plan in effect, and applicable to the Awardee at the time the Restricted Stock Units would have otherwise been distributed. The applicable Company deferred compensation plan rules will govern the administration of this Award beginning on the date the Restricted Stock Units are credited to the applicable deferred compensation plan.

6.
Modifications to the Agreement. Awardee expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this

Award Agreement, the Plan or the Plan Prospectus can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan, this Award Agreement or the Plan Prospectus, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Awardee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

7.
Meaning of Termination.  For purposes of this Award Agreement, “Termination” means that the Awardee has ceased to be, with or without any cause or for any reason, an Employee, Director or Consultant. However, unless so determined by the Committee, or otherwise provided in this Plan, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an affiliate to cease being an affiliate shall be treated as the “Termination” of that affiliate’s Employees, Directors and Consultants.

ASSERTIO THERAPEUTICS, INC.
AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT AND
AWARD AGREEMENT
Unless otherwise defined herein, the terms defined in the Assertio Therapeutics, Inc. Amended and Restated 2014 Omnibus Incentive Plan, as amended (the “Plan”) will have the same defined meanings in this Notice of Performance-Based Restricted Stock Unit Grant and Award Agreement (the “Award Agreement”).
[Awardee Name Address]
NOTICE OF GRANT
We are very pleased to notify you that you have been granted the right to receive an Award of Performance-Based Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:
Grant Number: [_______]
Date of Grant: [_______]
Vesting Commencement Date: [_______]
Target Number of PSUs: [_______]
Maximum Number of PSUs: [_______]
Performance Period: February 6, 2018 to February 5, 2021 Settlement Date: March 15, 2021 (or such earlier date on which the Committee certifies the level of achievement of the performance goals set forth below with respect to the period ending February 5, 2021).
Vesting:
For one-third of the Target Number of PSUs (the “Tranche 1 PSUs”), a percentage (not to exceed 200%) of the Tranche 1 PSUs (determined on a cumulative basis) are eligible to vest as set forth in the table below based on the Company’s percentile rank of TSR (as defined below) against the Russell 3000 Pharmaceuticals Industry (Total Return) Index over the first 12, 24 and 36 months of the Performance Period (each such corresponding February 5, a “Measurement Date”); provided, however, that no more than 100% of the Tranche 1 PSUs shall be eligible to vest with respect to performance through the first Measurement Date or second Measurement Date. For the avoidance of doubt, if any portion of the Tranche 1 PSUs vest based upon performance through the first Measurement Date or second Measurement Date, the number of Tranche 1 PSUs that vest based upon performance through any subsequent Measurement Date shall be determined pursuant to the table below taking into account that percentage of the Tranche 1 PSUs that vested based upon performance through a preceding Measurement Date such that over the full Performance Period no more than 200% of the Trance 1 PSUs shall become vested.
For an additional one-third of the Target Number of PSUs (the “Tranche 2 PSUs”), a percentage (not to exceed 200%) of the Tranche 2 PSUs (determined on a cumulative basis) are eligible to vest as set forth in the table below based on the Company’s percentile rank of TSR (as defined below) against the Russell 3000 Pharmaceuticals Industry (Total Return) Index over the first 24 and 36 months of the Performance Period; provided, however, that no more than 100% of the Tranche 2 PSUs shall be eligible to vest with respect to performance through the second Measurement Date. For the avoidance of doubt, if any portion of the Tranche 2 PSUs vest based upon performance through the second Measurement Date, the number of Tranche 2 PSUs that vest based upon performance through the third Measurement Date shall be determined pursuant to the table below taking into account that percentage of the Tranche 2 PSUs that vested based upon performance through the second Measurement Date such that over the full Performance Period no more than 200% of the Trance 2 PSUs shall become vested.

For the final one-third of the Target Number of PSUs (the “Tranche 3 PSUs” and collectively with the Tranche 1 PSUs and Tranche 2 PSUs, the “PSUs”), a percentage (not to exceed 200%) of the Tranche 3 PSUs (determined on a cumulative basis) are eligible to vest as set forth in the table below based on the Company’s percentile rank of TSR (as defined below) against the Russell 3000 Pharmaceuticals Industry (Total Return) Index over the full Performance Period.
No portion of the Award shall vest with respect to performance through any Measurement Date until the date that the Committee certifies the level of performance achieved, which certification shall occur promptly and no later than March 15 following the Measurement Date (the date of such certification, the “Vesting Date”). Notwithstanding anything herein to the contrary, the vested portion of the PSUs, including any portion that vests with respect to performance through the first Measurement Date or second Measurement Date, will not be settled by the issuance of Shares until the earlier of the Settlement Date set forth above and the date of the Awardee’s Termination (as defined below).

Award Based Upon Relative TSR
Relative TSR Percentile	Cumulative Vested %
90th or greater	200%
75th	150%
50th	100%
25th	50%
Below 25th	0%
For purposes of this Award Agreement, “Total Shareholder Return” or “TSR” means, with respect to (a) the Company or (b) any member of the Russell 3000 Pharmaceuticals Industry (Total Return) Index, the quotient of the Ending Average Share Value over the Beginning Average Share Price for the applicable entity, expressed as a percentage return; provided, however, that TSR for a member of the Index that becomes subject to bankruptcy, liquidation or dissolution (other than as part of a merger or similar acquisition) will be negative one hundred percent (-100%). “Beginning Average Share Price” means the average closing price of either (a) the shares of Common Stock or (b) the stock of a member of the Index, as applicable, in any such case over the ten (10) trading day period ending on the day immediately preceding the first date of the Performance Period. “Ending Average Share Value” means the sum of (a) the average closing price of either (i) the shares of Common Stock or (ii) the stock of a member of the Index, as applicable, in any such case over the ten (10) trading day period ending on the applicable Measurement Date plus (b) the sum of all dividends paid on (x) a share of Common Stock or (y) a share of stock of a member of the Index, as applicable, in any such case during the applicable portion of the Performance Period (assuming such dividends are reinvested in shares); provided, however, that in the event of a Change of Control prior to any Measurement Date, the “Ending Average Share Value” for purposes of the Company shall equal the sum of (I) the price per share of the Company’s common stock to be paid to the holders thereof in accordance with the definitive agreement governing the transaction constituting the Change of Control (or, in the absence of such agreement, the closing price per share for the last trading day prior to the consummation of the Change of Control) and (II) the sum of all dividends paid on a share during the applicable portion of the Performance Period (assuming such dividends are reinvested in Shares), but in no event shall result in the vesting of less than 100% of the target number of PSUs (taking into account the portion of the award that vested, if any, prior to the Change of Control).
The Award and Awardee’s right to acquire any shares of Common Stock (“Shares”) hereunder will immediately terminate upon Termination (as defined below) of Awardee.
By Awardee’s acceptance of this Award, Awardee and Assertio Therapeutics, Inc. (the “Company”) agree that this Award is granted under and governed by the terms and conditions of the Plan, this Award Agreement, including the Terms and Conditions of Performance-Based Restricted Stock Unit Grant, attached hereto as Exhibit A, and the Plan Prospectus, all of which are made a part of this document. Awardee has reviewed the Plan, this Award Agreement and the Plan Prospectus in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan, this Award Agreement and the Plan Prospectus. Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, this Award Agreement or the Plan Prospectus. Awardee further agrees to notify the Company upon any change in the residence address indicated above.

EXHIBIT A
TERMS AND CONDITIONS OF PERFORMANCE-BASED RESTRICTED STOCK
UNIT GRANT
1.    Grant. The Company hereby grants to the individual named in the Notice of Grant section of this Award Agreement (the “Awardee”) under the Plan an Award of Performance Based Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement, the Plan and the Plan Prospectus, each of which is incorporated herein by reference. Copies of the Plan and Plan Prospectus are available at www.etrade.com, and are available on request from the Company’s Human Resources Department. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
2.    Company’s Obligation to Pay. Subject to deferral under Section 5, each PSU represents the right to receive a Share on the Settlement Date set forth in the Notice of Grant section of this Award Agreement. Unless and until the Award will have vested in the manner set forth in Section 4, Awardee will have no right to payment of any such PSUs. Prior to actual payment of any vested PSUs, the Award will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any PSUs that vest in accordance with Section 4 will be paid to Awardee (or in the event of Awardee’s death, to his or her estate) in whole Shares, subject to Awardee satisfying any applicable tax withholding obligations. Subject to the provisions of Section 5 and Section 6, such vested PSUs will be paid in Shares on the Settlement Date, or, if earlier, the date of the Awardee’s Termination (as defined below). Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, settle all or a portion of the vested PSUs in cash based on the Fair Market Value of a Share on the Settlement Date.
3.    Dividend Equivalents. Subject to the restrictions, limitations and conditions described in the Plan, dividend equivalents payable on the Award, if any, will be accrued on behalf of the Awardee at the time that cash dividends are otherwise paid to owners of Shares. Interest will be credited on accrued dividend equivalent balances and will vest and will be paid to the Awardee with the distribution of the shares following the Vesting Date pursuant to Section 2.
4.    Vesting Schedule. Except as provided in Section 5, and subject to Section 6, the Award will vest in accordance with the vesting provisions set forth in the Notice of Grant section of this Award Agreement. PSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Awardee in accordance with any of the provisions of this Award Agreement if Awardee has been Terminated prior to the date such vesting occurs.
5.    Committee Discretion. Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the PSUs is accelerated in connection with Awardee’s Termination (provided that such Termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Awardee is a “specified employee” within the meaning of Section 409A at the time of such Termination and (y) the payment of such accelerated PSUs will result in the imposition of additional tax under Section 409A if paid to Awardee on or within the six (6) month period following Awardee’s Termination, then the payment of such accelerated PSUs will not be made until the date six (6) months and one (1) day following the date of Awardee’s Termination, unless the Awardee dies following his or her Termination, in which case, the PSUs will be paid in Shares to the Awardee’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement to comply with or be exempt from the requirements of Section 409A so that none of the PSUs provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
6.    Election to Defer Distribution. If the distribution is subject to U.S. tax law, an eligible Awardee may be allowed to elect to defer the distribution of some or all of the Shares earned under the Award. Such election shall be in accordance with rules established by the Committee and in general must be received in writing by the Company no later than the date specified by the Committee in connection with the establishment of procedures for deferral. The deferral, if elected, will result in the transfer of the PSUs into the Company’s deferred compensation plan in effect, and applicable to the Awardee at the time the PSUs would have otherwise been distributed. The applicable Company deferred compensation plan rules will govern the administration of this Award beginning on the date the PSUs are credited to the applicable deferred compensation plan.
7.    Forfeiture upon Termination. Notwithstanding any contrary provision of this Award Agreement, the balance of the Award that has not vested based upon performance through the end of the Performance Period set forth in the Notice of Grant or as of the time of Awardee’s Termination for any or no reason and Awardee’s right to acquire any Shares hereunder will immediately terminate. For purposes of this Award Agreement, “Termination” means that the Awardee has ceased to be, with or without any cause or for any reason, an Employee, Director or Consultant. However, unless so determined by the Committee, or otherwise provided in this Plan, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an affiliate to cease being an affiliate shall be treated as the “Termination” of that affiliate’s Employees, Directors and Consultants.
8.    Withholding of Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Awardee, unless and until satisfactory arrangements (as determined by the Committee) will have been made by Awardee with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Awardee to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Awardee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Awardee; provided, however, that such reduction shall be the sole method of satisfying tax withholding obligations for any Awardee who is subject to Section 16 of the Exchange Act. If Awardee fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable PSUs otherwise are scheduled to vest, Awardee will permanently forfeit such PSUs and any right to receive Shares thereunder and the PSUs will be returned to the Company at no cost to the Company.
9.    Rights as Shareholder. Neither Awardee nor any person claiming under or through Awardee will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Awardee. After such issuance, recordation and delivery, Awardee will have all the rights of a shareholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
10.    No Guarantee of Continued Service. AWARDEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE PSUS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING AWARDEE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF PSUS OR ACQUIRING SHARES HEREUNDER. AWARDEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH AWARDEE’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING AWARDEE) TO TERMINATE AWARDEE’S RELATIONSHIP AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.
11.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
12.    Additional Conditions to Issuance of Shares. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Awardee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
13.    Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
14.    Committee Authority. The Committee will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any PSUs have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Awardee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
15.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to PSUs awarded under the Plan or future PSUs that may be awarded under the Plan by electronic means or request Awardee’s consent to participate in the Plan by electronic means. Awardee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
16.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
17.    Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
18.    Modifications to the Agreement. Awardee expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement, the Plan or the Plan Prospectus can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan, this Award Agreement or the Plan Prospectus, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Awardee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of PSUs.
19.    Amendment, Suspension or Termination of the Plan. By accepting this Award, Awardee expressly warrants that he or she has received an Award of PSUs under the Plan, and has received, read and understood a description of the Plan. Awardee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.